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                                                                   EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Stockholders
 Wilshire Financial Services Group Inc.

  We consent to the use in this Registration Statement of Wilshire Financial Services Group Inc. (the "Company") on Amendment #1 to Form S-1 of our report dated March 14, 1997 (which expresses an unqualified opinion and includes an explanatory paragraph referring to certain subsidiaries of the Company operating under regulatory agreements), appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP

January 13, 1998
Los Angeles, California